Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE COMPANY

1720 North First Street	June 30, 2010
San Jose, CA 95112-4598
Contact: Shannon Dean (310) 257-1435	For Immediate Release
CALIFORNIA WATER SERVICE GROUP ANNOUNCES ELECTION OF
DR. THOMAS M. KRUMMEL TO BOARD OF DIRECTORS
     SAN JOSE, CA — Today California Water Service Group (NYSE: CWT) announced the election of Thomas M. Krummel, M.D., 58, to the company’s Board of Directors, effective July 1, 2010.
     As the Susan B. Ford Surgeon-in-Chief at the Lucile Packard Children’s Hospital at Stanford and Emile Holman Professor and Chair of the Department of Surgery at Stanford University School of Medicine, Dr. Krummel brings vast public health expertise to the position. He holds a Bachelor of Science degree in Chemistry from University of Wisconsin at Parkside and an M.D. from the Medical College of Wisconsin.
     “Dr. Krummel has had a distinguished career in medicine, and he brings a wealth of knowledge and experience to our Board. It is my great pleasure to welcome him to California Water Service Group,” said Board Chairman Robert W. Foy.
     A leader in his field, Dr. Krummel has received numerous awards and honors. Most recently, he received the “Outstanding Achievement in Medicine” award from the Santa Clara County Medical Association. He was also named a “Best Doctor” by San Francisco Magazine on three separate occasions and one of “America’s Top Doctors” by Castle Connolly Medical Ltd from 2003 through 2009. He has also been honored with the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Teaching; and the Lucile Packard Children’s Hospital at Stanford Recognition of Service Excellence.

     “We take pride in the range and depth of talents and professional backgrounds represented on our Board. As a water provider, public health and safety is our highest priority, and we are very pleased to add to our strength in this area,” Foy said.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services, LLC. Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available online at www.calwatergroup.com.
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